Exhibit 99.1
Allied Capital Announces 2007 Financial Results
February 20, 2008 – Washington, DC – Allied Capital Corporation (NYSE: ALD) today announced 2007 financial results.
Highlights for 2007
•	Net investment income was $0.91 per share, or $141.0 million

•	Net realized gains were $1.74 per share, or $268.5 million

•	The total of net investment income and net realized gains was $2.65 per share, or $409.5 million

•	Net unrealized depreciation was $1.66 per share, or $256.2 million; including the reversal of net unrealized appreciation associated with net realized gains of $1.25 per share, or $192.8 million and net declines in investment values of $0.41 per share, or $63.4 million

•	Net income was $0.99 per share, or $153.3 million

•	Paid $2.64 per share, or $407.3 million in dividends to shareholders

•	Net asset value per share was $17.54 at December 31, 2007

•	Shareholders’ equity was $2.8 billion at December 31, 2007

•	New investments totaled $1.8 billion for the year, including $609.3 million in the fourth quarter
For the year ended December 31, 2007, net investment income was $141.0 million or $0.91 per share compared to net investment income of $189.2 million or $1.30 per share for the year ended December 31, 2006. For the year ended December 31, 2007, the company had net realized gains of $268.5 million, including a $262.4 million gain from the sale of its investment in Mercury Air Centers, Inc. For the year ended December 31, 2006, the company had net realized gains of $533.3 million, including a $434.4 million gain from the sale of its majority investment in Advantage Sales & Marketing, Inc.
For the year ended December 31, 2007, the sum of net investment income and net realized gains was $409.5 million or $2.65 per share, as compared to $722.5 million or $4.96 per share for the year ended December 31, 2006. Net investment income was reduced in 2007 by stock option expense of $35.2 million or $0.23 per share, which included a one-time charge of $14.4 million or $0.09 per share resulting from a FASB 123R expense related to the cancellation of stock options in conjunction with a tender offer that was completed in the third quarter of 2007. Stock option expense for 2006 was $15.6 million or $0.11 per share. In addition, net investment income was reduced by excise tax expense of $16.3 million or $0.11 per share for 2007 and $15.1 million or $0.10 per share for 2006.
For the year ended December 31, 2007, net change in unrealized appreciation or depreciation was a decrease of $256.2 million or $1.66 per share. The net depreciation for 2007 resulted from the reversal of net unrealized appreciation associated with net realized gains of $192.8 million or $1.25 per share and net declines in investment values of $63.4 million or $0.41 per share. Net declines in investment values for the year ended December 31, 2007, included depreciation of $174.5 million in the value of Ciena Capital, LLC (formerly Business Loan Express, LLC) and net appreciation in the remainder of the portfolio of $111.1 million. For the year ended December 31, 2006, net change in unrealized appreciation or depreciation was a decrease of $477.4 million or $3.28 per share. The net depreciation for 2006 resulted from the reversal of net unrealized appreciation associated with net realized gains of $479.0 million or $3.29 per share and net increases in investment values of $1.6 million or $0.01 per share.
Net income for the year ended December 31, 2007, was $153.3 million or $0.99 per share, as compared to $245.1 million or $1.68 per share for the year ended December 31, 2006.
For the three months ended December 31, 2007, net investment income was $58.0 million or $0.37 per share compared to net investment income of $49.1 million or

$0.33 per share for the three months ended December 31, 2006. For the three months ended December 31, 2007, the company had net realized losses of $46.4 million or $0.30 per share. For the three months ended December 31, 2006, the company had net realized losses of $9.7 million or $0.06 per share. For the three months ended December 31, 2007, the sum of net investment income and net realized gains was $11.6 million or $0.07 per share, as compared to $39.4 million or $0.26 per share for the quarter ended December 31, 2006.
For the three months ended December 31, 2007, net change in unrealized appreciation or depreciation was an increase of $15.9 million or $0.10 per share. The net appreciation for the quarter resulted from the reversal of net unrealized depreciation associated with net realized losses of $50.1 million or $0.32 per share and net declines in investment values of $34.2 million or $0.22 per share. For the three months ended December 31, 2006, net change in unrealized appreciation or depreciation was a decrease of $5.5 million or $0.04 per share.
Net income for the three months ended December 31, 2007, was $27.5 million or $0.18 per share, as compared to $33.9 million or $0.23 per share for the three months ended December 31, 2006.
Net income can vary substantially from period to period due to the recognition of realized gains and losses and unrealized appreciation and depreciation, among other factors. As a result, quarterly or annual comparisons of net income may not be meaningful.
For 2007, the company paid $407.3 million or $2.64 per share in dividends to shareholders. Substantially all of the 2007 dividend payments were made from excess 2006 taxable earnings. As a result, substantially all of the taxable income generated from 2007 net investment income and net realized gains will be available for distribution in 2008. At December 31, 2007, the company estimates that it has excess taxable income of $400 million available to be carried over for distribution to shareholders in 2008. The company’s Board of Directors declared a $0.65 per share dividend for the first quarter of 2008.
In addition to spillover taxable income, the company had approximately $230 million in deferred taxable income resulting from installment sale gains as of December 31, 2007. These gains may be deferred for tax purposes until the notes or other amounts received from the sale of the related investments are sold or collected in cash.
Portfolio and Investment Activity
New investments totaled $609.3 million for the fourth quarter of 2007. These investments included:
•	$83.0 million to support the buyout of DirectBuy, Inc., a domestic franchisor of membership-based consumer buying centers in North America;

•	$72.3 million to support the buyout of CitiPostal, Inc., a full-service document storage and management company;

•	$52.8 million in the subordinated debt and the income notes of Knightsbridge CLO 2007-1 Ltd., a senior loan CLO;

•	$50.9 million to support the recapitalization of PC Helps Support, LLC, a provider of phone-based support services for off-the-shelf desktop software and mobile device applications;

•	$49.5 million to support the acquisition of Interwrite Learning by eInstruction Corporation, to form a provider of interactive classroom solutions serving the K-12 and higher education markets;

•	$45.8 million to support the buyout of Gilchrist & Soames, Inc., a supplier of branded luxury personal care products and amenities for the hotel industry;

•	$40.8 million to support the buyout of Reed Group, Ltd., a publisher of workplace guidelines for disability duration used by third-party administrators, insurance companies, and employers;

•	$40.0 million to support the recapitalization of Tradesmen International, Inc., a provider of skilled craftsmen to large and mid-sized construction companies;

•	$28.6 million in the subordinated debt and the income notes of Dryden XVII Leveraged Loan 2007 Ltd., a senior loan CLO; and

•	$21.8 million in the income notes of Callidus Debt Partners CLO Fund VII, Ltd., a senior loan CLO.
After principal collections related to investment repayments or sales of $125.0 million for the quarter, portfolio exits and valuation and other changes during the quarter, the total portfolio at value was $4.8 billion at December 31, 2007. At December 31, 2007, the weighted average yield on the interest-bearing portfolio was 12.1%, as compared to 11.9% at December 31, 2006.
Portfolio Quality
Grade 4 and Grade 5 assets were 4.2% of the total portfolio at value at December 31, 2007, as compared to 4.6% at December 31, 2006. Grade 4 and 5 assets included certain Ciena Capital, LLC (Ciena) equity interests totaling $68.6 million at value and $74.8 million at value at December 31, 2007 and 2006, respectively. Excluding the company’s investment in Ciena Capital, LLC, Grade 4 and 5 assets were 2.8% and 3.0% of the total portfolio at value at December 31, 2007 and 2006, respectively.
Loans on non-accrual were $212.0 million or 4.4% of the total portfolio at value at December 31, 2007, as compared to $238.8 million or 5.3% of the total portfolio at value at December 31, 2006. Loans on non-accrual included Ciena Class A equity interests totaling $68.6 million and $66.6 million at December 31, 2007 and 2006, respectively. Loans on non-accrual excluding the company’s investment in Ciena’s Class A equity interests were 3.0% and 3.8% of the total portfolio at value at December 31, 2007 and 2006, respectively.
Liquidity and Capital Resources
At December 31, 2007, the company had cash and money market and other securities totaling $204.8 million. The company had outstanding long-term debt of $1.9 billion and outstanding borrowings on its revolving line of credit of $367.3 million. The company had availability under its revolving line of credit of $496.7 million. At December 31, 2007, the company had a weighted average cost of debt of 6.5% and its regulatory asset coverage was 221%. The company is required to maintain regulatory asset coverage of at least 200%.
On February 4, 2008, the company completed the sale of 4.0 million shares of common stock for net proceeds, after the underwriting discount and estimated offering expenses, of $85.8 million. The proceeds from the issuance of common stock were used to reduce borrowings outstanding under the company’s revolving line of credit, to invest in debt or equity securities and for other general corporate purposes.
Quarterly Dividend of $0.65 Per Share To Be Paid for the First Quarter of 2008
As previously released, the company declared a first quarter dividend of $0.65 per share. The first quarter dividend represents the 178th consecutive quarterly dividend for Allied Capital shareholders since 1963.
The dividend is payable as follows:
Record date:      March 12, 2008
Payable date:      March 27, 2008
The company’s dividend is paid from taxable income. The Board determines the dividend based on estimates of annual taxable income, which differs from book income due to changes in unrealized appreciation and depreciation and due to temporary and permanent differences in income and expense recognition, and the amount of taxable income carried over from the prior year for distribution in the current year.

Webcast/ Conference Call at 10:15 a.m. EDT on Wednesday, February 20, 2008
The company will host a webcast/conference call at 10:15 a.m. (Eastern Time) on Wednesday, February 20, 2008, to discuss the results for the quarter. PLEASE VISIT THE PRESENTATIONS & REPORTS SECTION OF THE INVESTOR RESOURCES PORTION OF THE COMPANY’S WEBSITE FOR A SLIDE PRESENTATION THAT COMPLEMENTS TODAY’S CONFERENCE CALL.
All interested parties are welcome to attend the live webcast, which will be hosted through our website at www.alliedcapital.com. Please visit the website to test your connection before the call. You can also access the conference call by dialing (888) 689-4612 approximately 15 minutes prior to the call. International callers should dial (706) 645-0106. All callers should reference the passcode “Allied Capital.”
An archived replay of the event will be available through March 5, 2008 by calling (800) 642-1687 (international callers please dial (706) 645-9291). Please reference passcode “33831144.” An archived replay will also be available on our website. For complete information about the webcast/conference call and the replay, please visit our web site or call Allied Capital Investor Relations at (888) 818-5298.
About Allied Capital
Allied Capital is a leading business development company (BDC) in the U.S. that invests private debt and equity capital in middle market businesses nationwide. Founded in 1958 and operating as a public company since 1960, Allied Capital is celebrating 50 years of investing in and supporting the U.S. entrepreneurial economy.
Allied Capital provides long-term debt and equity capital for management and sponsor-led buyouts, and for recapitalizations, acquisitions and growth of middle market companies. Allied Capital’s one-stop financing capabilities include first and second lien senior loans, unitranche debt, junior or subordinated debt and equity. Allied Capital seeks to invest in stable, less cyclical companies that produce significant free cash flow and high returns on invested capital. At December 31, 2007, the company’s private finance portfolio included investments in 120 companies that generate aggregate revenues of over $13 billion and employ more than 95,000 people.
Allied Capital provides flexible, competitive debt and equity capital for management and sponsor-led buyouts, recapitalizations, acquisitions and growth of middle market companies. Allied Capital’s seamless, one-stop financing capabilities include first and second lien senior loans, unitranche debt, junior or mezzanine debt and equity.
Headquartered in Washington, DC, Allied Capital offers shareholders the opportunity to participate in the private equity industry through an investment in the company’s New York Stock Exchange-listed stock, which is traded under the symbol ALD. For more information, please visit www.alliedcapital.com, call Allied Capital Investor Relations toll-free at (888) 818-5298, or e-mail us at ir@alliedcapital.com.
Forward-Looking Statements
The information contained in this press release contains forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements, and these factors are enumerated in Allied Capital’s filings with the Securities and Exchange Commission. This press release should be read in conjunction with the company’s recent SEC filings.

CONSOLIDATED BALANCE SHEET
(in thousands, except per share amounts)

	December 31,
	2007	2006
	(unaudited)
ASSETS

Portfolio at value:
Private finance	$4,659,321	$4,377,901
Commercial real estate finance	121,200	118,183

Total portfolio at value	4,780,521	4,496,084

Liquidity portfolio	201,216	201,768
Investments in money market and other securities	6	442
Accrued interest and dividends receivable	71,429	64,566
Other assets	157,864	122,958
Cash	3,540	1,687

Total assets	$5,214,576	$4,887,505

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:
Notes payable and debentures	$1,922,220	$1,691,394
Revolving line of credit	367,250	207,750
Accounts payable and other liabilities	153,259	147,117

Total liabilities	2,442,729	2,046,261

Commitments and contingencies

Shareholders’ equity:
Common stock	16	15
Additional paid-in capital	2,657,939	2,493,335
Common stock held in deferred compensation trust	(39,942)	(28,335)
Notes receivable from sale of common stock	(2,692)	(2,850)
Net unrealized appreciation (depreciation)	(379,327)	(123,084)
Undistributed earnings	535,853	502,163

Total shareholders’ equity	2,771,847	2,841,244

Total liabilities and shareholders’ equity	$5,214,576	$4,887,505

Net asset value per common share	$17.54	$19.12

Common shares outstanding	158,002	148,575

CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
	(unaudited)		(unaudited)
Interest and related portfolio income
Interest and dividends	$107,110	$103,445	$417,576	$386,427
Fees and other income	10,599	14,263	44,129	66,131

Total interest and related portfolio income	117,709	117,708	461,705	452,558

Expenses
Interest	33,712	28,145	132,080	100,600
Employee	12,310	25,848	89,155	92,902
Employee stock options	3,741	3,747	35,233	15,599
Administrative	12,355	9,657	50,580	39,005

Total operating expenses	62,118	67,397	307,048	248,106

Net investment income before income taxes	55,591	50,311	154,657	204,452

Income tax expense (benefit), including excise tax	(2,449)	1,233	13,624	15,221

Net investment income	58,040	49,078	141,033	189,231

Net realized and unrealized gains (losses)
Net realized gains (losses)	(46,402)	(9,690)	268,513	533,301

Net change in unrealized appreciation or depreciation	15,889	(5,467)	(256,243)	(477,409)

Total net gains (losses)	(30,513)	(15,157)	12,270	55,892

Net increase in net assets resulting from operations	$27,527	$33,921	$153,303	$245,123

Diluted earnings per common share	$0.18	$0.23	$0.99	$1.68

Weighted average common shares outstanding — diluted	155,696	150,508	154,687	145,599

ALLIED CAPITAL CORPORATION
FINANCIAL & STATISTICAL SUMMARY
($ in millions, except per share amounts)

	Unaudited
	Q4 2007(1)	Q3 2007(1)	Q2 2007(1)	Q1 2007(1)	Q4 2006
Income Summary
Interest and related portfolio income	$117.7	$118.4	$117.7	$108.0	$117.7
Operating expenses(2)(3)	62.1	88.9	87.0	69.1	67.4
Income tax expense (benefit), including excise tax(4)	(2.4)	11.2	5.5	(0.6)	1.2

Net investment income	58.0	18.3	25.2	39.5	49.1

Realized gains (losses):
Realized gains	4.3	275.8	87.4	33.2	7.4
Realized losses	(50.7)	(63.4)	(12.5)	(5.5)	(17.1)

Net realized gains (losses)	(46.4)	212.4	74.9	27.7	(9.7)

Net change in unrealized appreciation or depreciation:
Net unrealized appreciation (depreciation)	(34.2)	(149.1)	27.5	92.2	(20.5)
Reversals of previously recorded net unrealized appreciation or depreciation associated with realized gains or losses:
Unrealized appreciation reversed for realized gains	(1.6)	(243.9)	(55.0)	(32.1)	(2.1)
Unrealized depreciation reversed for realized losses	51.7	65.8	16.6	5.8	17.1

Net change in unrealized appreciation or depreciation	15.9	(327.2)	(10.9)	65.9	(5.5)

Net income	$27.5	($96.5)	$89.2	$133.1	$33.9

Total of net investment income and net realized gains (losses)(5)	$11.6	$230.7	$100.1	$67.2	$39.4

Per Share Statistics (diluted)
Net investment income	$0.37	$0.12	$0.16	$0.26	$0.33
Net realized gains (losses)	(0.30)	1.37	0.48	0.18	(0.06)
Net change in unrealized appreciation or depreciation	0.10	(2.11)	(0.07)	0.43	(0.04)

Net income	$0.18	($0.62)	$0.57	$0.87	$0.23

Total of net investment income and net realized gains (losses)(5)	$0.07	$1.49	$0.64	$0.44	$0.26
Dividends per share(6)	$0.72	$0.65	$0.64	$0.63	$0.67

Balance Sheet Summary
Total portfolio at value:
Private finance	$4,659.3	$4,207.1	$4,348.3	$4,376.3	$4,377.9
Commercial real estate finance	121.2	119.7	122.8	122.5	118.2

Total portfolio at value	$4,780.5	$4,326.9	$4,471.1	$4,498.8	$4,496.1
Yield on interest-bearing portfolio	12.1%	11.9%	11.6%	11.7%	11.9%
Liquidity portfolio (includes money market and other securities)	$201.2	$200.7	$200.7	$205.0	$201.8
Cash and investments in money market and other securities	$3.5	$105.2	$149.2	$66.5	$2.1
Total assets	$5,214.6	$4,861.5	$5,045.5	$4,986.1	$4,887.5
Total debt outstanding	$2,289.5	$1,922.4	$1,921.8	$1,891.5	$1,899.1
Undistributed earnings	$535.9	$606.4	$476.0	$473.6	$502.2
Total shareholders’ equity	$2,771.8	$2,765.8	$2,991.1	$2,978.3	$2,841.2
Net asset value per share	$17.54	$17.90	$19.59	$19.58	$19.12
Debt to equity ratio	0.83	0.70	0.64	0.64	0.67

This summary should be read in conjunction with the Company’s SEC filings. Certain reclassifications have been made to prior period balances to conform with the current period financial statement presentation.

(1)	The results for the interim periods are not necessarily indicative of the operating results to be expected for the full year.

(2)	Operating expenses included employee stock option expenses totaling $3.7 million or $0.02 per share, $18.3 million or $0.12 per share, $9.5 million or $0.06 per share, $3.7 million or $0.02 per share, and $3.7 million or $0.02 per share for the respective periods. Included in the $18.3 million for Q3 2007 is $14.4 million or $0.09 per share related to the Company’s option cancellation payment made in connection with the tender offer completed in July 2007.

(3)	Operating expenses included investigation and litigation expenses totaling $0.8 million or $0.00 per share, $0.8 million or $0.01 per share, $0.9 million or $0.01 per share, $3.3 million or $0.02 per share, and $1.0 million or $0.01 per share for the respective periods.

(4)	Income tax expense (benefit), including excise tax included excise tax expense (benefit) of ($0.3) million or ($0.00) per share, $9.0 million or $0.06 per share, $4.0 million or $0.03 per share, $3.6 million or $0.02 per share, and $1.3 million or $0.01 per share for the respective periods.

(5)	Dividends are based on taxable income, which differs from income for financial reporting purposes. Net investment income and net realized gains are the most significant components of our taxable income from which dividends are paid.

(6)	Dividends per share for Q4 2007 and Q4 2006 include an extra dividend of $0.07 and $0.05 per share, respectively.

ALLIED CAPITAL CORPORATION
FINANCIAL & STATISTICAL SUMMARY
($ in millions, except per share amounts)

	Unaudited
	Q4 2007	Q3 2007	Q2 2007	Q1 2007	Q4 2006
Private Finance New Investments
By security type:
Loans and debt securities
Senior loans	$95.3	$71.7	$91.2	$53.9	$115.5
Unitranche debt	55.9	71.0	51.8	5.3	123.0
Subordinated debt	320.8	303.2	213.3	76.5	175.7

Total loans and debt securities	472.0	445.9	356.3	135.7	414.2
Equity securities
Preferred shares/ income notes of CLOs	73.8	25.2	17.2	—	13.6
Other equity securities	62.3	105.0	100.1	34.5	129.0

Total new investments	$608.1	$576.1	$473.6	$170.2	$556.8

By transaction type:
Debt investments	$522.6	$376.2	$377.0	$70.6	$197.2
Buyout investments	85.5	199.9	96.6	99.6	359.6

Total new investments	$608.1	$576.1	$473.6	$170.2	$556.8

Private Finance Repayments or Sales(7)
By security type:
Loans and debt securities	$115.4	$292.6	$437.6	$199.1	$141.9
Equity	9.6	53.6	44.3	36.0	5.6

Total repayments or sales	$125.0	$346.2	$481.9	$235.1	$147.5

Private Finance Portfolio at Value
Loans and debt securities Senior loans	$344.3	$481.6	$409.8	$365.0	$405.2
Unitranche debt	653.9	698.1	681.4	780.2	799.2
Subordinated debt	2,416.4	1,927.1	1,892.2	1,946.1	1,980.8

Total loans and debt securities	3,414.6	3,106.8	2,983.4	3,091.3	3,185.2
Equity securities Preferred shares/ income notes of CLOs	203.0	131.5	111.3	96.1	97.2
Other equity securities	1,041.7	968.8	1,253.6	1,188.9	1,095.5

Total equity securities	1,244.7	1,100.3	1,364.9	1,285.0	1,192.7

Total portfolio	$4,659.3	$4,207.1	$4,348.3	$4,376.3	$4,377.9

Yields(8):
Senior loans	7.7%	9.3%	8.3%	8.4%	8.4%
Unitranche debt	11.5%	11.5%	11.4%	11.4%	11.2%
Subordinated debt	12.8%	12.6%	12.5%	12.5%	12.9%
Total loans and debt securities	12.1%	11.8%	11.7%	11.7%	11.9%
Preferred shares/ income notes of CLOs	14.6%	15.1%	14.0%	13.5%	15.5%
Total number of portfolio investments	156	151	143	144	145

Valuation Assistance Received
Number of private finance portfolio companies reviewed by third parties	112	135	92	88	81
Percentage of private finance portfolio reviewed at value	91.1%	92.1%	92.1%	91.8%	82.9%

This summary should be read in conjunction with the Company’s SEC filings. Certain reclassifications have been made to prior period balances to conform with the current period financial statement presentation.

(7)	Represents principal collections from investment repayments or sales excluding realized gains.

(8)	The weighted average yield on loans and debt securities is computed as the (a) annual stated interest on accruing loans and debt securities plus the annual amortization of loan origination fees, original issue discount, and market discount on accruing loans and debt securities less the annual amortization of loan origination costs, divided by (b) total loans and debt securities at value. The weighted average yield on the preferred shares/income notes of CLOs is calculated as the (a) effective interest yield on the preferred shares/income notes of CLOs, divided by (b) total preferred shares/income notes of CLOs at value. The weighted average yields are computed as of the balance sheet date.

ALLIED CAPITAL CORPORATION
FINANCIAL & STATISTICAL SUMMARY
($ in millions, except per share amounts)

	Unaudited
	Q4 2007	Q3 2007	Q2 2007	Q1 2007	Q4 2006
Portfolio Quality Data
By Grade(9)
Portfolio at value by grade:
Grade 1	$1,539.6	$1,605.3	$1,727.2	$1,468.8	$1,307.3
Grade 2	2,915.7	2,320.6	2,207.0	2,457.6	2,672.3
Grade 3	122.5	258.1	359.4	339.7	308.1
Grade 4	157.2	90.5	72.8	99.3	84.2
Grade 5	45.5	52.4	104.7	133.4	124.2

Total	$4,780.5	$4,326.9	$4,471.1	$4,498.8	$4,496.1

Portfolio at value by grade, % portfolio at value:
Grade 1	32.2%	37.1%	38.6%	32.6%	29.1%
Grade 2	61.0%	53.6%	49.4%	54.6%	59.4%
Grade 3	2.6%	6.0%	8.0%	7.6%	6.9%
Grade 4	3.3%	2.1%	1.6%	2.2%	1.9%
Grade 5	0.9%	1.2%	2.4%	3.0%	2.7%

Total	100.0%	100.0%	100.0%	100.0%	100.0%

Total Grade 4 and 5	4.2%	3.3%	4.0%	5.2%	4.6%
Total Grade 4 and 5 excluding investments in Ciena Capital	2.8%	2.9%	2.7%	3.5%	3.0%

Loans and Debt Securities on Non-Accrual Status
Loans and debt securities not accruing interest	$212.0	$250.1	$298.1	$285.9	$238.8
Loans and debt securities not accruing interest, % portfolio at value	4.4%	5.8%	6.7%	6.4%	5.3%
Loans and debt securities not accruing interest excluding investments in Ciena Capital, % portfolio at value	3.0%	3.6%	4.5%	4.4%	3.8%

Loans and Debt Securities Over 90 Days Delinquent
Loans and debt securities over 90 days delinquent	$149.1	$162.7	$138.0	$179.3	$48.4
Loans and debt securities over 90 days delinquent, % portfolio at value	3.1%	3.8%	3.1%	4.0%	1.1%
Loans and debt securities over 90 days delinquent excluding investments in Ciena Capital, % portfolio at value	1.7%	1.5%	0.9%	2.1%	1.1%

Loans and Debt Securities on Non-Accrual Status and Over 90 Days Delinquent
Loans and debt securities not accruing interest and over 90 days delinquent	$149.1	$162.7	$138.0	$159.2	$44.3

This summary should be read in conjunction with the Company’s SEC filings. Certain reclassifications have been made to prior period balances to conform with the current period financial statement presentation.

(9)	We employ a grading system for our entire portfolio. Grade 1 is used for those investments from which a capital gain is expected. Grade 2 is used for investments performing in accordance with plan. Grade 3 is used for investments that require closer monitoring; however, no loss of investment return or principal is expected. Grade 4 is used for investments that are in workout and for which some loss of current investment return is expected, but no loss of principal is expected. Grade 5 is used for investments that are in workout and for which some loss of principal is expected.